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                                                                 Exhibit (A) (i)


               THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

              RECORD OF UNANIMOUS ACTION OF THE BOARD OF DIRECTORS

                                 MARCH 17, 1987

         We, the undersigned, being all the Directors of The Manufacturers Life Insurance Company of America, a Pennsylvania Corporation (the "Company"), hereby unanimously consent to the adoption of the following resolution as and for the action of the Board of Directors taken in lieu of a meeting:

         RESOLVED, That a Separate Account designated "separate Account Four" be, and it is hereby established, in accordance with the provisions of
         Section 406.2, Chapter 2, Title 31, of the Pennsylvania Code, for the purpose of providing a funding medium to support reserves under flexible premium variable life insurance policies as may be issued by the Company and as the Officers may designate for such purpose. The Officers may, from time to time, change the designation of "Separate Account Four" to such other designation as they may deem necessary and appropriate.

         FURTHER RESOLVED, That the income, gains and losses (whether or not realized) from assets allocated to Separate Account Four shall, in accordance with any single premium variable life insurance policies issued by the Company, be credited to or charged against such Separate Account without regard to the other income gains or losses of the Company.

         FURTHER RESOLVED, That the fundamental investment policy of Separate Account Four shall be to invest or reinvest the assets of Separate Account Four in securities issued by an investment company or investment companies registered under the Investment Company Act of 1940, as amended, as the Officers may designate pursuant to the provisions of the single premium variable life insurance policies issued by the Company.

         FURTHER RESOLVED, That the Officers are hereby authorized and directed to take all actions to register Separate Account Four as a unit investment trust under the Investment Company Act of 1940, as amended, and to take such related actions as they deem necessary and appropriate to carry out the foregoing.

         FURTHER RESOLVED, That the Officers are authorized to establish criteria by which the Company shall institute procedures to provide for a pass-through of voting rights to the owners of any flexible premium variable life insurance policies issued by the Company as required by applicable laws with respect to the shares of any investment companies which are held in Separate Account Four.

         FURTHER RESOLVED, That Stephen C. Nesbitt, Secretary and General Counsel of this Company, be and is hereby constituted and appointed agent for service of process for this Company to receive notices and communications from the Securities and Exchange Commission with respect to such registration statements as may be filed on behalf of the Company concerning Separate Account Four and to exercise the powers given to such
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         agent in the rules and regulations of the Securities and Exchange
         Commission under the Securities Act of 1933, as amended.

         FURTHER RESOLVED, That the Officers be, and they are hereby authorized to do or cause to be done all things necessary or desirable, as may be advised by counsel to comply with , or obtain exemptions from, Federal and State laws and regulations that may be applicable to the issuance and sale of single premium variable life insurance by the Company.

         FURTHER RESOLVED, That in order that a suitable custodian may be designated to hold the assets allocated to Separate Account Four in connection with the issuance of any single premium variable life insurance policies by the Company, the Officers are authorized in their discretion either to:

         1. Enter into such agreements as may be necessary in order to obtain regulatory approval for the Company or the Company's parent, The Manufacturers Life Insurance Company, to serve as custodian for the assets of Separate Account Four pursuant to the Investment Company Act of 1940, as amended; or

         2. Enter into an agreement with a banking institution, which the Officers find to be suitable, whereby such bank will act as custodian and depository for assets allocated to Separate Account Four;

         all of such terms are subject to the conditions as the officers deem necessary or appropriate to effectuate the foregoing.

         FURTHER RESOLVED, That the Officers are authorized to do all things as they deem necessary and appropriate to carry out any of the foregoing resolutions.

         IN WITNESS WHEREOF, the undersigned, being all the Directors of The Manufacturers Life Insurance Company of America have hereunto set our hands this 17th day of March, 1987.


/s/ FREDERICK A. SIMONS                          /s/ JACQUELINE B. DiGIOVANNI
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Frederick A. Simons                              Jacqueline B. Digiovanni


/s/ L. ELVON HARRIS                              /s/ JAMES D. GALLAGHER
---------------------------                      ------------------------------
L. Elvon Harris                                  James D. Gallagher


/s/ JOSEPH J. PIETROSKI                          /s/ STEPHEN C. NESBITT
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Joseph J. Pietroski                              Stephen C. Nesbitt